UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013 (June 24, 2013)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2013, Care Investment Trust Inc., a Maryland corporation (the “Company”), entered into the Membership Interest Purchase Agreement (the “Agreement”) among the Company, Care YBE Subsidiary LLC, a Delaware limited liability company whose sole member on June 24, 2013 was the Company (“Care YBE”), and NHI-Bickford Re, LLC, a Delaware limited liability company (the “Buyer”), relating to the purchase and sale of 100% of the membership interests of Care YBE. Care YBE owns the fourteen senior living facilities, described in the Company’s filings with the Securities and Exchange Commission as the Bickford Senior Living Portfolio (the “Bickford Portfolio”), which the Company acquired in two separate sale-leaseback transactions occurring in June and September of 2008, respectively, from an affiliate of the Buyer. The Bickford Portfolio, developed and managed by affiliates of the Buyer, contains 643 units with six properties located in Iowa, five in Illinois, two in Nebraska and one in Indiana. Additionally, the lessee of the Bickford properties is an affiliate of Buyer.

Pursuant to the Agreement, upon closing of the membership interest purchase transaction (the “Closing”), the Company will sell to Buyer and Buyer will purchase from the Company, 100% of the membership interests in Care YBE for the purchase price of $122,750,000, subject to certain allocations, credits and adjustments as described in the Agreement, including a credit that Buyer will receive for the total outstanding balance of all principal and accrued interest with respect to the Fannie Loans, as defined herein. The purchase price was determined by an arms-length negotiation process. Care YBE is the owner of the Bickford Portfolio, and is the borrower under certain loans (the “Fannie Loans”) evidenced by (a) a $74,589,000 Multi-Family Note dated June 26, 2008 (with an outstanding principal balance, as of June 27, 2013, of $71,538,204.34), and (b) a $7,638,400 Multi-Family Note dated September 30, 2008 (with an outstanding principal balance, as of June 27, 2013, of $7,279,419.90) (collectively, the “Fannie Notes”) which Fannie Notes will remain an obligation of Care YBE following the Closing. The membership interest purchase transaction closed on June 28, 2013.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 28, 2013, the Company completed the sale of its membership interests in Care YBE to the Buyer. The disclosure set forth in Item 1.01 of this Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.

Date: June 28, 2013	By:	/s/ Salvatore (Torey) V. Riso, Jr.
Name: Salvatore (Torey) V. Riso, Jr.
Title: President and Chief Executive Officer